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                                  EXHIBIT 4.1






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                               OFFICE DEPOT, INC.

                STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

               Amended and Restated Effective as of May 18, 1994

                1. Plan. Options to purchase shares of the Company's Common Stock ("Options") and rights to earn compensation for the future performance of the Company's Common Stock ("SARs") may be granted to such key employees of the Company and its subsidiaries as may be selected by the Committee.

                2. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which Options and SARs may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 14,142,136; provided, that if any Options or SARs granted under this Plan expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such Options or SARs were granted shall be available under this Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                3.  Stock Options.

                (a) Options. The Committee shall have the authority to award Options to Grantees and to determine the dates Options are granted, the number of shares of Common Stock subject to Options, the Option prices and the duration of Options. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code ("ISOs") or in such other form, consistent with this Plan, as the Committee may determine ("Nonqualified Options"). Subject to the terms of this Plan, Each Option granted under this Plan shall state whether or not it is an ISO; provided, that any Option granted under this Plan that does not state that it is an ISO shall not be deemed to be an ISO.

                (b) Option Price. The Option price per share of Common Stock shall be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant; provided, that if an Option which is intended to be an ISO is granted to a Grantee who at the time such Option is granted owns capital stock of the Company representing over 10% of the total voting power of all classes of the Company's capital stock, the Option price per share of Common Stock shall be fixed by the Committee at not less than 110% of the fair market value of a share of Common Stock on the date of grant.

                (c) Term of Options. No ISO shall be made exercisable more than ten years after the date of grant and, except as otherwise provided in paragraph 6(d), no Nonqualified Stock Option shall be made exercisable more than ten years after the date of grant; provided, that if an Option which is intended to be an ISO is granted to a Grantee who at the time such Option is granted owns capital stock of the Company representing over 10% of the total





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voting power of all classes of the Company's capital stock, such Option shall not be made exercisable more than five years after the date of grant.

                (d) Exercise of Options. Options shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the Option price. Payment of the Option price may be made, at the discretion of the Optionee, (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise) or (iii) by delivery of a combination of cash and Common Stock; provided, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option price to be paid in cash; and provided, further, that the right to deliver Common Stock in payment of the Option price may be limited or denied in any Option agreement.

                (e) Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time or upon the fulfillment of a condition, as the Committee shall decide in each case when the Option is granted. If an Option is intended to be an ISO, the aggregate fair market value on the date of grant of the Common Stock with respect to which such Option, and all other ISOs granted to the same Grantee by the Company and any parent and subsidiary corporations, is exercisable for the first time during any calendar year shall not exceed $100,000. No Option shall be exercisable earlier than one year after the date of grant, except as otherwise provided in paragraphs 6(d), (i) and (j).

                (f) Financing. The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee to purchase shares pursuant to exercise of an Option on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

                (g) Disqualifying Dispositions. The Grantee shall give prompt notice to the Company of any disposition of Common Stock acquired upon exercise of an ISO (and such information regarding such disposition as the Company may reasonably request) if such disposition occurs within either two years after the date of grant or one year of the receipt of such Common Stock by the Grantee.

            4.  SARs Attached to Options.

                (a) SARs. The Committee may award an SAR with respect to any shares covered by any Option granted under this Plan. Except as otherwise provided in this paragraph 4, the terms and procedures set out in paragraph 5 shall be applicable to SARs with respect to shares covered by a related Option.



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                (b)  Terms and Conditions.  Each SAR shall be subject to the same terms and conditions as the related Option with respect to date of expiration, limitations on transferability and eligibility to exercise. When an SAR is awarded with respect to shares covered by a related ISO, such SAR may be exercised only when the Option is exercisable. The exercise of an SAR awarded with respect to shares covered by a related ISO must have the same economic and tax consequences to the Grantee as the exercise of the Option followed by an immediate sale of the Option shares.

                (c) Exercise. Upon the exercise of an SAR, the related Option shall cease to be exercisable as to the shares with respect to which such right was exercised and the related Option shall be considered to have been exercised to that extent. Upon the exercise or expiration date of a related Option, the SAR granted with respect thereto shall terminate.

                (d) Extension. Any extension of the expiration date of a Nonqualified Option shall also extend the related SAR, and any acceleration of the exercise date of an Option shall likewise accelerate the exercise date of the related SAR.

                5.   SAR Awards

                (a) SARs. The Committee shall have authority to award SARs to Grantees and to determine the number of SARs to be awarded to each Grantee. The amount of additional compensation that may be received pursuant to the award of one SAR is the excess of the Fair Market Value of one share of Common Stock at the Appreciation Date over that on the date the SAR was awarded.

                (b) Payment Terms. The Committee shall have sole discretion to determine whether payment of SARs shall be made wholly in cash, wholly in shares of Common Stock or by a combination of cash and shares of Common Stock. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid half in cash and half in shares of Common Stock. In the event that a payment is made to a Grantee pursuant to an SAR in whole or in part in the form of shares of Common Stock, the shares shall be valued at their Fair Market Value on the Appreciation Date. In the event shares of Common Stock are issued, the Committee shall fix the amount of consideration represented by the past services performed by the Grantee with respect to such shares.

                (c) Appreciation Date. A Grantee may designate an Appreciation Date by filing an irrevocable written notice with the Company (to the attention of the Corporate Secretary) specifying the Appreciation Date, the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded; provided, that the designation of an Appreciation Date shall be made in accordance with Rule 16b-3(e)(3) of the Exchange Act (as such rule may be amended from time to time.



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                (d) Expiration Date.  Except as otherwise provided in the case of SARs granted in connection with Options, the SAR expiration date shall be a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded. On the SAR expiration date, the SAR shall terminate, the amount of additional compensation represented thereby shall become zero and all rights relating to the SAR shall expire.

                6.   Plan Conditions.

                (a) Agreements. Options and SARs granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and as are consistent with this Plan.

                (b) Employment Rights. This Plan shall not create any employment rights in any Grantee and the Company shall have no liability for terminating the employment of a Grantee before the exercise date of any Option or before the Grantee becomes entitled to designate an Appreciation Date with respect to any SAR.

                (c) Rights as a Stockholder. A Grantee of an Option, an SAR or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                (d) Termination of Employment. Any Option or SAR shall be exercisable only during the holder's employment by the Company or any subsidiary of the Company, except that in the Committee's discretion, an Option or an SAR may be exercisable for a period of up to two years after retirement or death while an employee of the Company or any subsidiary of the Company, and up to three months after the termination of such employment for any other reason. An Option may be exercised after the termination of a Grantee's employment with the Company for any reason (i) only to the extent that the holder was entitled to do so on the date of termination (except that the Committee may, in its discretion, include in any Option an acceleration of such Option in the event of the holder's death or retirement) and (ii) only to the extent that the Option would not have expired had the holder continued to be employed by the Company or a subsidiary of the Company (except that the Committee may, in its discretion, permit Nonqualified Options to be exercisable within three months after a holder's death where the holder died prior to its expiration). The Committee may, in its discretion, determine that an authorized leave of absence shall be deemed to satisfy this Plan's employment requirements.

                (e) Listing, Registration, and Compliance with Laws and Regulations. Each Option and SAR shall be subject to the


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requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option or SAR upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the award of such Option or SAR or the purchase or issuance of shares thereunder, no such Option or SAR may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such Option or SAR will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option or SAR or the purchase or issuance of shares thereunder that, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder.
If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to suspend or reduce the period during which any Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

                (f) Cash Payments. Nonqualified Options may, in the Committee's discretion, provide that in connection with exercises thereof the holder thereof will receive cash payments in the amounts necessary to reimburse such holder for such holder's income tax liability on the sum of (i) in the case of an Option exercise, the number of shares as to which the Option is exercised multiplied by the excess of the fair market value of a share of Common Stock
(on the date such holder recognizes taxable income) over the Option price, and
(ii) payments made pursuant to this paragraph 6(f).

                (g) Nontransferability of Options and SARs. Options and SARs may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by
Section 1 et seq. of the Code, Title I of ERISA or the rules thereunder. Only the Grantee or in the event of his death, his legal representative or beneficiary, may exercise Options, designate Appreciation Dates and receive cash payments and deliveries of shares or otherwise exercise rights under this Plan. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.


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                (h) Adjustment for Change in Common Stock.  In order to prevent the dilution or enlargement of rights under Options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of shares or other consideration represented by Options and SARs outstanding under this Plan and the prices specified therein.

                (i) Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control (as determined by the Committee), a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Committee may stipulate, in its sole discretion, that any one or more of the following conditions shall apply: (i) the Options or SARs shall become immediately exercisable by any participants who are employed by the Company or any of its subsidiaries at the time of the Sale of the Company and that such Options or SARs shall terminate if not exercised prior to the date of the Sale of the Company or other prescribed period of time; (ii) the Options or SARs shall be assumed by the successor corporation or a parent of such successor corporation; or (iii) substantially equivalent Options or SARs shall be substituted by the successor corporation or a parent of such successor corporation.

                (j) Liquidation or Dissolution. In the event of the liquidation or dissolution of the Company, Options and SARs shall terminate immediately prior to the liquidation or dissolution unless the Committee, in its sole discretion, stipulates that Options and SARs shall terminate at a fixed date and shall become immediately exercisable.

                (k) Taxes.

                (i) Whenever shares are to be issued or delivered pursuant to this Plan, the Company shall have the right, in its sole discretion, to either
(A) require the Grantee to remit to the Company or (B) withhold from any salary, wages or other compensation payable by the Company to the Grantee, an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

                (ii) With respect to shares received by a Grantee pursuant to the exercise of an ISO, if such Grantee disposes of any such shares within two years from the date of grant of such Option or within one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any

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salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

                7.   Administration.

                (a) The Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more directors designated by the Board of Directors who shall meet the eligibility conditions provided in Rule 16b-3(b)(2) of the Exchange Act (as such rule may be amended from time to time). The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan.

                (b) Interpretation. The Committee shall have full power to construe and interpret this Plan and Options and SARs granted hereunder, to establish and amend rules for its administration, to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Option or SAR granted hereunder to the extent the Committee deems desirable to carry this Plan or any Option or SAR granted hereunder into effect.

                (c) Amendment of Options and SARs. The Committee shall have the authority to advance (i) the date on which an Option shall become exercisable by the Grantee and (ii) the Grantee's right to designate an Appreciation Date for any SAR; provided, that no Option shall be exercised and no Appreciation Date shall be designed by an officer or director of the Company until the expiration of one year from the date of grant. The Committee may, with the consent of the person entitled to exercise any outstanding Option or SAR, amend such Option or SAR, including, without limitation, reducing the exercise price of any Option or the Fair Market Value of the Common Stock on the date the SAR was awarded to not less than the fair market value of the Common Stock at the time of the amendment and extending the duration thereof so long as it is not more than ten years from the time of the amendment.

                (d) Funding. No provision of this Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantees shall have no rights under the Plan other than as unsecured general creditors of this Company.

                8. Definitions. "Appreciation Date" means the date designated by a Grantee of an SAR for measurement of the appreciation of such SAR. "The Code" means the Internal Revenue Code of 1986, as amended. "Committee" means a Committee of the

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Company's Board of Directors designated by the Company's Board of Directors.
"Common Stock" means shares of the Company's Common Stock, $.01 par value, or such other shares as are substituted pursuant to paragraph 6(i) or (j). "The Company" means Office Depot, Inc. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" means the Securities Exchange Act of 1934, as amended. The "fair market value" of the Common Stock on any given date means (a) the mean between the highest and lowest reported sale prices on the New York Stock Exchange--Composite Transactions Table (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on any domestic stock exchange, the closing sales price or the mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or (c) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) using the reported sale prices or quotations on the last previous date on which so reported; or
(d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee. "Grantee" means any individual who is awarded Options or SARs under this Plan. The term "key employees" shall mean officers and employees of the Company and its subsidiaries and shall exclude directors who are not otherwise employees of the Company. "Retirement" means voluntary withdrawal from employment with the Company and its subsidiaries on or after attaining the age of 62 years, without succeeding full time employment, or in the event the Company or any subsidiary of the Company establishes a pension plan, retirement pursuant to the terms of any such pension plan. "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

                9. Termination and Amendment. At any time the Committee may suspend or terminate this Plan and make such additions or amendments as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act and Section 422 of the Code (as such provisions may be amended from time to time). No Options shall be granted hereunder after February 2, 1999.


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